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                                                                     Exhibit 5.1
                                January 25, 2002


C-COR.net Corp.
60 Decibel Road
State College, Pennsylvania  16801

               Re:  C-COR.net Corp. Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special counsel to C-COR.net Corp., a Pennsylvania corporation (the "Company") in connection the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of an aggregate amount of up to $150,000,000 of one or more series of (i) debt securities of the Company ("Debt Securities"), (ii) shares of common stock, $.05 par value per share, of the Company ("Common Stock"), (iii) shares of preferred stock, without par value, of the Company ("Preferred Stock"), and (iv) warrants to purchase Debt Securities, Common Stock, or Preferred Stock ("Warrants").

     In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto. We have also examined and relied upon such corporate records of the Company, and other agreements, documents and instruments, and such certificates or comparable documents of public officials, officers and representatives of the Company and other persons, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

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January 25, 2002
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     1. Assuming that the Debt Securities and the indenture (and any supplemental indenture) to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) an indenture and any supplemental indenture relating to the Debt Securities have been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and their issuance and sale have been duly established in accordance with the applicable indenture and any applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued
(y) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, or (z) upon exercise of any Warrants exercisable for Debt Securities) will constitute valid and binding obligations of the Company.

     2. When (i) the Registration Statement has become effective under the Act,
(ii) the shares of Common Stock have been duly and properly authorized for issuance, and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (x) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock, (y) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (z) upon the exercise of any Warrants exercisable for Common Stock), will be legally issued, fully paid and non-assessable.

     3. When (i) the Registration Statement has become effective under the Act,
(ii) the Preferred Stock has been duly and properly authorized for issuance and an Articles of Amendment to the Amended Restated Articles of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof has been filed, and (iii) the shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

     4. Assuming that a warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Warrant Agreement has been duly executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such warrants so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court of governmental or regulatory body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants and issued and sold in the form and in the manner contemplated in the Registration Statement and any

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January 25, 2002
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prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

     The opinions set forth in paragraphs 1 and 4 are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally; and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Commonwealth of Pennsylvania.

     We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                  Very truly yours,

                                  /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP